EXHIBIT 10.2

AMENDMENT NO. 4 TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 4 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of November 1, 2023 by and between TG Venture Acquisition Corp. a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on November 5, 2021, the Company consummated its initial public offering (the “IPO”) of 11,500,00 units of the Company (the “Units”), each of which is composed of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to purchase one share of Class A Common Stock of the Company;

WHEREAS, on November 5, 2021, simultaneously with the consummation of the IPO, the Company completed the private sale of an aggregate of 5,500,000 Warrants (the “Private Placement Warrants”) to Tsangs Group Holdings Limited, each of which is exercisable to purchase one share of Class A Common Stock;

WHEREAS, $117,300,000 of the gross proceeds of the IPO and sale of the Private Placement Warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of shares of Class A Common Stock included in the Units issued in the IPO pursuant to the Investment Management Trust Agreement made effective as of November 2, 2021, by and between the Company and the Trustee (as amended, the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement to allow for the funds in the Trust Account to be held in an interest-bearing bank demand deposit account.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                 Amendment to Trust Agreement

(a)                Section 1(c) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

1.            Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(c)         In a timely manner, upon the written instruction of the Company, i) hold funds uninvested, ii) hold funds in an interest-bearing bank demand deposit account, or iii) invest and reinvest the Property in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.

2.                  Miscellaneous Provisions.

(a)                Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

TG Venture Acquisition Corp.

By:	/s/ Patrick Tsang
Name: Patrick Tsang
Title: CEO

[Signature Page to Amendment No. 4 to Investment Management Trust Agreement]